[Mentor Shareholder letter--posted to Infomax, signed by individual brokers]

'Date'

'Name'
'Address'
'Address'

Dear 'Name':

You recently should have received one or more sets of proxy materials from Mentor Funds. I know that proxies are not always the easiest documents to digest, so I wanted to take a moment to provide a shorter explanation of what is contained in the proxy materials and to make you aware of several other changes affecting your Mentor Funds.

If you own one of the following funds, you received a proxy asking you to approve, among other things, a proposal to reorganize your Mentor Fund(s) into a series of an existing Evergreen Trust.

As a result of the reorganization discussed above, it is anticipated that all of the funds named below will change their names from Mentor to Evergreen on or about October 18, 1999, to reflect the fact that they are now part of the Evergreen family of funds. The investment objectives stay the same, as will the portfolio managers. The newspaper listings for these funds will appear in the Evergreen Funds section on or about October 19, 1999.

Current Mentor Fund                         Name Change as of 10/18/99                  Portfolio Managers
Mentor Balanced Portfolio                   Evergreen Capital Balanced Fund             Davenport/Jones

Mentor Capital Growth Portfolio             Evergreen Capital Growth Fund               Davenport

Mentor Fixed Income Portfolio               Evergreen Select Fixed Income II            Jones

Mentor Growth Portfolio                     Evergreen Growth Fund                       Price

Mentor High Income Portfolio                Evergreen High Income Fund                  Jones

Mentor Income and Growth Portfolio          Evergreen Capital Income and Growth Fund    Davenport/Jones

Mentor Municipal Income Portfolio           Evergreen Municipal Income Fund             Kimball/Colby

Mentor Perpetual Global Portfolio           Evergreen Perpetual Global Fund             Perpetual Inv.
                                                                                        Mngmt., LTD
Mentor Perpetual International Portfolio    Evergreen Perpetual International Fund      Perpetual Inv.
                                                                                        Mngmt., LTD
Mentor Quality Income Portfolio             Evergreen Quality Income Fund               Jones

Mentor Short-Duration Income Portfolio      Evergreen Short-Duration Income Fund        Jones

If you are a shareholder in one of the three funds listed below, you should have received a prospectus/proxy statement asking you to approve the same type of reorganization mentioned above and another proposal regarding the merger of your fund into an Evergreen Fund. In each of the mergers, the Mentor Fund and the Evergreen Fund into which the Mentor Fund is proposed to merge have similar investment objectives. Because the Evergreen Fund is larger, we expect certain economies of scale may be realized which may provide the potential for a greater yield and better overall investment returns.

The table below shows your current Mentor Fund and the Evergreen Fund into which it will merge if the shareholders approve the merger. If the mergers are approved, they will not actually take place until March 10, 2,000.

Current Mentor Fund                         Name Change as of 10/18/99                  Fund after Merger
Mentor Short Duration Income Portfolio      Evergreen Short-Duration Income Fund        Evg. Short-
                                                                                        Intermediate
                                                                                        Bond Fund

Mentor Municipal Income Portfolio           Evergreen Municipal Income Fund             Evg.  Municipal
                                                                                        Bond Fund

Mentor Income and Growth Portfolio          Evergreen Capital Income and Growth Fund    Evg. Capital
                                            Balanced Fund

If you have any questions about one of the proxy statements or about any of the information I have detailed above, please call me at 000.000.0000. I will be happy to answer your questions or provide more information.

Sincerely,


'Name'